EXHIBIT 10.7








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                               NOVATION AGREEMENT

THIS NOVATION AGREEMENT (this "Agreement") is made on June 6, 2005

BETWEEN:

(1) Mr. JI WANG, a citizen of the People's Republic of China (the "PRC") with his I.D. card number of 330102197106260617 (the "Transferee");

(2) Mr. TAO FENG, a citizen of the PRC with his ID card number of 310106670509323 (the "Transferor");

(3) Shanghai Newmargin Venture Capital Co., Ltd., a limited liability company incorporated under the laws of the PRC with its registered address at 99 Yinqiao Road, Pudong New District, Shanghai,
      PRC ("Shanghai Newmargin");

(4) Shanghai T2 Entertainment Co., Ltd., a limited liability company incorporated under the laws of the PRC with its registered address at 5th Floor 88 Qinjiang Road, Xuhui District, Shanghai, PRC (200233) ("T2 Entertainment"); and

(5) T2CN Information Technology (Shanghai) Co., Ltd., a company incorporated under the laws of the PRC with its communication address at 5th Floor 88 Qinjiang Road, Xuhui District, Shanghai, PRC (200233) ("T2CN Information Technology").

Shanghai Newmargin, T2 Entertainment and T2CN Information Technology may hereinafter collectively be referred to as the "Contractors" and respectively referred to as a "Contractor". The Transferee, the Transferor and the Contractors may hereinafter collectively be referred to as the "Parties" and respectively referred to as a "Party".

INTRODUCTION:

(A) The Transferor and the Contractors are parties to a Shareholders' Voting Rights Proxy Agreement, dated November 4, 2004, whereby TAO FENG and Shanghai Newmargin authorize the WFOE or its designated persons to exercise all the shareholder's rights enjoyed by TAO FENG and Shanghai Newmargin as shareholders of T2 Entertainment.


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(B)   As agreed by T2CN Information Technology and Shanghai Newmargin, the
      Transferee has acquired from the Transferor 20% equity interest in T2 Entertainment and Transferor is no longer a shareholder of Shanghai

(C) The Parties have agreed to novate the aforesaid Shareholders' Voting Rights Proxy Agreement to the Transferee.

THE PARTIES AGREE as follows:

1. INTERPRETATION

1.1 In this Agreement "Original Agreement" means the Shareholders' Voting Rights Proxy Agreement made by and among the Contractors and the Transferor, whereby TAO FENG and Shanghai Newmargin authorize the WFOE or its designated persons to exercise all the shareholder's rights enjoyed by TAO FENG and Shanghai Newmargin as shareholders of T2 Entertainment

1.2  The headings in this Agreement do not affect its interpretation.

2. NOVATION

     With effect from June 6, 2005:

2.1 the Transferee shall perform the Transferor's obligations under the Original Agreement and is bound by the terms of the Original Agreement in every way as if the Transferee had at all times been a party to the Original Agreement in place of the Transferor;

2.2 each of the Contractors releases and discharges the Transferor from further performance of the Original Agreement and all liabilities, claims and demands howsoever arising under the Original Agreement, whether in contract, tort or otherwise, and accepts the liability of the Transferee under the Original Agreement in place of the liability of the Transferor; and

2.3 each of the Contractors shall perform its obligations under the Original Agreement and be bound by the terms of the Original Agreement in every way as if the Transferee had at all times been a party to the Original Agreement in place of the Transferor.

3. GOVERNING LAW

     This Agreement is governed by the PRC law.


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4. ARBITRATION

4.1 If any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof cannot be resolved through consultation, the dispute shall be submitted to arbitration.

4.2 The arbitration shall be conducted in Shanghai under the auspices of the China International Economic and Trade Arbitration Commission, Shanghai Sub-commission ("CIETAC") according to its then arbitration rules. The Parties shall jointly appoint a sole arbitrator to hear the case and if the Parties do not agree on the choice of the aforesaid sole arbitrator within twenty (20) days from the date on which the respondent receives the notice of arbitration, the Chairman of the CIETAC will make the appointment.

4.3 The award of the arbitration tribunal shall be final and binding upon the disputing parties and, in the case where the subdued party does not perform the award, the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

5. MISCELLANEOUS

5.1 This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

5.2 This Agreement shall take effect from the date of formal execution by the Parties.



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                                [Signature Page]


   IN WITNESS of which the Parties hereto have executed this Agreement on the date first mentioned above.


       /s/ Ji Wang
       -----------------------
       By Mr. JI WANG (IoU(Y))



       /s/ Tao Feng
       -----------------------
       By Mr. TAO FENG (o eII)



       For and on behalf of Shanghai Newmargin Venture Capital Co., Ltd.

       SIGNED by /s/ Tao Feng
       Name: Mr. TAO FENG(o eII)
       Position: Chief Executive Officer



       For and on behalf of Shanghai T2 Entertainment Co., Ltd.

       SIGNED by /s/
                 -------------------
       Name:
       Position:



       For and on behalf of T2CN Information Technology (Shanghai) Co., Ltd.

       SIGNED by /s/
                 -------------------
       Name:
       Position: Chief Executive Officer




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